                                                                    Exhibit 10.7

                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                              LBI HOLDINGS I, INC.


                                       AND

                  THE SEVERAL PURCHASERS NAMED IN SCHEDULE 2.1


                           Dated as of March 20, 2001

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                                TABLE OF CONTENTS

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                                                  ARTICLE I

                                                 DEFINITIONS

                                                  ARTICLE II

                                 SALE AND PURCHASE OF PURCHASED SECURITIES

Section 2.1.      Sale and Purchase of Purchased Securities ..................................................   7
Section 2.2.      Closing ....................................................................................   7
Section 2.3.      Use of Proceeds ............................................................................   7
Section 2.4.      The Notes ..................................................................................   8

                                                  ARTICLE III

                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1.      Incorporation and Restatement of Representations and Warranties ............................  10
Section 3.2.      Consents ...................................................................................  10
Section 3.3.      Registration Rights ........................................................................  10
Section 3.4.      Capitalization .............................................................................  10
Section 3.5.      Subsidiaries ...............................................................................  11
Section 3.6.      Subchapter S Status ........................................................................  11
Section 3.7.      Transactions with Affiliates ...............................................................  11
Section 3.8.      Disclosure .................................................................................  11

                                                  ARTICLE IV

                                           PURCHASERS' REPRESENTATIONS

Section 4.1.      Investment Intent ..........................................................................  12
Section 4.2.      Authorization, etc. ........................................................................  12
Section 4.3.      Enforceability .............................................................................  12
Section 4.4.      Certain Other Matters ......................................................................  12
Section 4.5.      S Corporation Status .......................................................................  12

                                                  ARTICLE V

                       CONDITIONS TO EACH PURCHASER'S OBLIGATIONS TO PURCHASE AT THE CLOSING

Section 5.1.      Related Agreements .........................................................................  13
Section 5.2.      Charter Documents; Good Standing Certificates ..............................................  13
Section 5.3.      Proof of Corporate Action ..................................................................  13
Section 5.4.      Incumbency Certificate .....................................................................  14
Section 5.5.      Legal Opinion ..............................................................................  14
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Section 5.6.      Representations and Warranties; Officer's Certificate ......................................  14
Section 5.7.      Legality; Governmental and Other Authorizations ............................................  14
Section 5.8.      Payment of Certain Fees and Disbursements ..................................................  14
Section 5.9.      Intercreditor Agreements ...................................................................  14
Section 5.10.     Other Indebtedness .........................................................................  15
Section 5.11.     Solvency Assurances ........................................................................  15
Section 5.12.     Legal Opinions .............................................................................  15
Section 5.13.     General ....................................................................................  15

                                              ARTICLE VI

                               CONDITIONS TO THE COMPANY'S OBLIGATIONS

Section 6.1.      Representations ............................................................................  15
Section 6.2.      Related Agreements .........................................................................  15

                                              ARTICLE VII

                               AFFIRMATIVE AND NEGATIVE COVENANTS

Section 7.1.      Corporate Existence; Subsidiaries; Maintenance of Properties ...............................  16
Section 7.2.      Insurance ..................................................................................  16
Section 7.3.      Taxes ......................................................................................  16
Section 7.4.      Compliance with Laws, Contracts, Licenses and Permits ......................................  17
Section 7.5.      Distributions ..............................................................................  17
Section 7.6.      Transactions with Affiliates ...............................................................  17
Section 7.7.      Undertakings of Lenard Liberman and Jose Liberman ..........................................  18

                                              ARTICLE VIII

                               COVENANTS APPLICABLE TO DELIVERY OF INFORMATION

Section 8.1.      Annual Statements ..........................................................................  18
Section 8.2.      Monthly and Quarterly Statements ...........................................................  18
Section 8.3.      Officer's Certificate ......................................................................  19
Section 8.4.      Operating Budgets ..........................................................................  19
Section 8.5.      Other Information; Confidentiality .........................................................  19
Section 8.6.      Meetings with Management of the Company ....................................................  19
Section 8.7.      Notice of Event of Default .................................................................  19
Section 8.8.      Board of Directors .........................................................................  20

                                              ARTICLE IX

                                               DEFAULTS
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                                           ARTICLE X

                                    REMEDIES ON DEFAULT, ETC.

                                           ARTICLE XI

                       SUBSEQUENT HOLDERS OF PURCHASED SECURITIES OR REGISTRABLE
                                           SECURITIES

                                           ARTICLE XII

                                      EXPENSES; INDEMNITY

Section 12.1.     Expenses ...................................................................................  25
Section 12.2.     Indemnification ............................................................................  25
Section 12.3.     Brokers' Fees ..............................................................................  26
Section 12.4.     Survival of Obligations ....................................................................  26

                                           ARTICLE XIII

                                             NOTICES

                                           ARTICLE XIV

                          SURVIVAL AND TERMINATION OF COVENANTS, AGREEMENTS,
                                   REPRESENTATIONS AND WARRANTIES


                                           ARTICLE XV

                                      AMENDMENTS AND WAIVERS

                                           ARTICLE XVI

                       CHOICE OF LAW; SUBMISSION TO JURISDICTION AND WAIVER OF JURY
                                     TRIAL; DISPUTE RESOLUTION

Section 16.1.     Governing Law ............................................................................... 28
Section 16.2.     Consent To the Exclusive Jurisdiction Of the Courts Of The Commonwealth of Massachusetts .... 28
Section 16.3.     Waiver Of Jury Trial ........................................................................ 28
Section 16.4.     Equitable Remedies .......................................................................... 29
Section 16.5.     Intercreditor Agreements                                                                      29
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                                    ARTICLE XVII

                                 RIGHT TO PUBLICIZE

                                    ARTICLE XVIII

                  ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS
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                               TABLE OF CONTENTS

LIST OF EXHIBITS

EXHIBIT A         Form of Junior Subordinated Note
EXHIBIT B         Form of Warrant Agreement
EXHIBIT C         Form of Voting and Co-Sale Agreement
EXHIBIT D         Form of Company Counsel Opinion

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") dated as of March 20, 2001 among LBI Holdings I, Inc., a California corporation (the "Company"), and the several purchasers named in the attached Schedule 2.1 (individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Company wishes to issue and sell to the Purchasers (i) the Company's Junior Subordinated Notes in an original aggregate principal amount of $30,000,000 (in the form attached hereto as Exhibit A, the "Notes"), and (ii) Warrants to purchase 14.02 shares of the Company's Common Stock (in the form attached to the Warrant Agreement, the "Warrants") (the Notes and the Warrants are collectively referred to herein as the "Purchased Securities"); and

     WHEREAS, the Purchasers, severally, wish to purchase such securities on the terms and subject to the conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For all purposes of this Agreement the following terms shall have the meanings set forth in this Article I:

     "Affidavit of Loss" has the meaning specified in Section 2.4(g) of this Agreement.

     "Affiliate" as applied to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include (a) any Person who is a director or beneficial owner of at least 5% of the Company's then outstanding Capital Securities (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 5% of the Company's then outstanding Capital Securities or constitute at least a 5% equity participant, and (c) in the case of a specified Person who is an individual, any Family Member of such Person. As used in this definition, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Articles of Incorporation" means the Articles of Incorporation of the Company, as filed with the California Secretary of State.

     "Business Day" means any day other than a Saturday, Sunday or a legal holiday in Boston, Massachusetts, Los Angeles, California or New York, New York, or any other day on which commercial banks in such States are authorized by law or government decree to close.

     "Buy-Sell Agreement" means that certain Stock Purchase Agreement dated as of January 6, 1998 by and among Jose Liberman, Esther Liberman, Lenard Liberman and the Company, as may be amended from time to time.

     "Capital Securities" means, as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

     "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     "Closing" has the meaning given such term in Section 2.2 of this Agreement.

     "Closing Date" has the meaning specified in Section 2.2 of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the Common Stock of the Company as set forth in the Articles of Incorporation.

     "Company" has the meaning specified in the introduction to this Agreement.

     "Company's knowledge" means, the actual knowledge of Jose or Lenard Liberman, after reasonable good faith inquiry made to ascertain the accuracy of the representation or warranty.

     "Competitor" means, as of any date, a Person (other than a Purchaser or any of its Affiliates or beneficial owners) that operates an Hispanic language format radio or television broadcast station in a market in which the Company or a Subsidiary has an Hispanic language format radio or television broadcast station as of such date or any officer, director, employee or Affiliate of such Person (other than a Purchaser or any of its Affiliates or beneficial owners). For purposes of Section 8.6 and Section 8.8 hereof only, however, the term Competitor shall also include a Purchaser or any of its Affiliates or beneficial owners.

     "Consolidated" or "consolidated" means, with reference to any term defined herein, that term as applied to the Company's accounts and all of its Subsidiaries' accounts, that may in accordance with GAAP, be consolidated with the Company.

     "Convertible Securities" shall mean securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities that are convertible into or exchangeable for Common Stock.

     "Damages" has the meaning specified in Section 12.2 of this Agreement.

     "Disabled" means, with respect to any individual, if such individual is unable to perform the duties assigned to him as an employee of the Company or one of its Subsidiaries due to physical or mental illness, and such inability exists for one-hundred and eighty (180) days (including a period of ninety (90) consecutive days) in any twelve (12) consecutive month period.

     "Distribution" means (a) the declaration or payment of any dividend of cash or property in respect of any shares of any class of the Company's or any of its Subsidiaries' Capital Securities or other equity securities; (b) the purchase, redemption or other retirement of any shares of any class of the Company's or any of its Subsidiaries' Capital Securities or other equity securities, directly or indirectly or otherwise; or (c) any other distribution on or in respect of any shares of any class of the Company's or any of its Subsidiaries' Capital Securities or other equity securities.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Event of Default" has the meaning specified in Article IX of this Agreement.

     "Existing Grants" means those certain rights in the agreements set forth in Paragraphs 2, 3 and 4 of Schedule 3.4(b) hereto.

     "Family Member" means, as applied to any individual, such individual's spouse, child (including a stepchild or an adopted child) grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the exclusive benefit of one or more of them.

     "Fully-Diluted Outstanding Equity" has the meaning set forth in the Warrant Agreement.

     "Generally accepted accounting principles" or "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

     "Indebtedness" means all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

     "Intercreditor Agreements" means the Senior Lenders Intercreditor Agreement and the Senior Subordinated Lenders Intercreditor Agreement.

     "Licenses" means those licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, or local, required of the Company to own and lease its properties and assets and to conduct its business as now and proposed to be conducted.

     "Lien" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     "Loan Documents" means the Senior Loan Agreement, Senior Lenders Intercreditor Agreement, Senior Subordinated Loan Agreement and Senior Subordinated Lenders Intercreditor Agreement.

     "Majority Purchasers" means the Noteholders holding Notes in an aggregate outstanding principal amount equal to more than 50% of the aggregate outstanding principal amount of all of the Notes or if the Notes are no longer outstanding but the Warrants remain outstanding, the holders of more than 50% of the Warrants, subject to the proxy granted to Alta Communications VIII, L.P. or its successor pursuant to Section 3.5 of the Voting and Co-Sale Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company and its Subsidiaries, taken as a whole, to perform their material obligations under this Agreement and the Related Agreements or (c) the validity or enforceability of the Company's obligations taken as a whole under this Agreement and the Related Agreements.

     "Material Event of Default" has the meaning specified in Article IX of this Agreement.

     "Maturity Date" means the earlier to occur of (i) September 20, 2009, (ii) the acceleration of the obligations of the Company to the Purchasers under the Notes in accordance with Article IX following the occurrence and continuance of a Material Event of Default, (iii) a Sale of the Company, (iv) March 20, 2006, in the event that (and only in the event that) on or prior to such date the Senior Lenders and Senior Subordinated Lenders have granted the necessary consents and waivers under the Loan Documents so as to permit the repayment of the Notes and the repurchase of the Warrants pursuant to Section 5.1 of the Warrant Agreement and the Warrants are so repurchased, or (v) the date on which the Company repurchases the Warrants pursuant to Section 5.2 of the Warrant Agreement.

     "Noteholders" means the holders of the Notes.

     "Notes" has the meaning specified in the Recitals to this Agreement.

     "Other Distributions" has the meaning set forth in Section 7.5.

     "Permitted Holder" is defined as Article XI of this Agreement.

     "Permitted Lines of Business" means the television and radio broadcast business, television and radio program production, rental of television, radio and related facilities and properties, outdoor advertising, the leasing of property, and general business services related to any of the foregoing and any business incident thereto.

     "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     "Phantom Stock" has the meaning set forth in Section 3.4(b).

     "Purchased Securities" has the meaning specified in the Recitals to this Agreement.

     "Purchasers" means the purchasers set forth on Schedule 2.1.

     "Registrable Securities" means those shares of Common Stock issuable upon exercise of the Warrants.

     "Related Agreements" means the Notes, the Warrant Agreement, the Warrants, the Voting and Co-Sale Agreement and the Articles of Incorporation.

     "Sale of the Company" has the meaning set forth in the Warrant Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Senior Lenders" means the lenders from to time party to the Senior Loan Agreement.

     "Senior Lenders Intercreditor Agreement" means that certain Subordination and Intercreditor Agreement of even date herewith by and among the Company, Purchasers and Fleet National Bank as Administrative Agent for the Senior Lenders, as such agreement may be amended from time to time.

     "Senior Loan Agreement" means the Credit Agreement, dated as of March 20, 2001, among LBI Holdings II, Inc., as the borrower, the guarantors party thereto and Fleet National Bank, as administrative agent, Union Bank of California, N.A. as syndication agent, and CIT Lending Services Corporation and General Electric Capital Corporation as co-documentation agents, and the other lenders party thereto from time to time, and any other replacement or successor agreement governing Indebtedness incurred to refund or refinance the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement, in whole or in part, in each case together with any related notes, guarantees, and collateral documents executed from time to time in connection therewith, and in each case as amended, modified, supplemented, extended, restated, renewed, refunded, restructured, replaced or refinanced (in whole or in part), including any of the foregoing which increases the amount of Indebtedness thereunder, from time to time, whether by the same or any other agent, lender or group of lenders.

     "Senior Subordinated Lenders" means the lenders from time to time party to the Senior Subordinated Loan Agreement.

     "Senior Subordinated Lenders Intercreditor Agreement" means that certain Senior Subordination and Intercreditor Agreement of even date herewith by and among the Company, the Purchasers, Oaktree Capital Management, LLC, individually and as agent for the Senior Subordinated Lenders and, for purposes of Section 16 only, Fleet National Bank, as agent for the Senior Lenders, as such agreement may be amended from time to time.

     "Senior Subordinated Loan Agreement" means the Notes Purchase Agreement, dated as of March 20, 2001, among LBI Intermediate Holdings, Inc., as the borrower, and the purchasers party thereto from time to time, and Oaktree Capital Management, LLC, as agent for such purchasers, and any other agreement governing Indebtedness incurred to refund or refinance the borrowings and commitments then outstanding or permitted to be outstanding under the Notes Purchase Agreement, in whole or in part, in each case together with any related notes, guarantees, and collateral documents executed from time to time in connection therewith, and in each case as amended, modified, supplemented, extended, restated, renewed, refunded, restructured, replaced or refinanced (in whole or in part), including any increase in the amount of Indebtedness thereunder, from time to time, whether by the same or any other agent, purchaser or group of purchasers.

     "Significant Subsidiary" has the meaning ascribed to such term in the Code of Federal Regulations, Title 17, Part 210, as in effect on the date hereof.

     "Subsidiary" means any Person which the Company now or hereafter shall at the time own and control, directly or indirectly through another Person, at least a majority of the outstanding Capital Securities entitled to vote generally; and the term "Subsidiaries" means all of such Persons collectively.

     "Taxes" or "Tax" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (A) as a result of being a member of an affiliated or combined group.

     "Third Party Claims" has the meaning specified in Section 12.2 of this Agreement.

     "Transaction Costs" means any and all costs, fees and expenses of any broker, finder or placement agent incurred by the Company in connection with the transactions contemplated herein.

     "Voting and Co-Sale Agreement" means the Voting and Co-Sale Agreement dated as of the date hereof among the Company, the Purchasers and each of the parties named therein as "Holders", in the form of Exhibit C hereto, as such agreement may be amended from time to time.

     "Warrant Agreement" means the Warrant Agreement dated as of the date hereof among the Company and the Purchasers, in the form of Exhibit B hereto, as such agreement may be amended from time to time.

     "Warrant Purchase Price" has the meaning specified in the Warrant
Agreement.

     "Warrants" has the meaning specified in the Recitals to this Agreement.

                                   ARTICLE II
                    SALE AND PURCHASE OF PURCHASED SECURITIES

     Section 2.1. Sale and Purchase of Purchased Securities. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, including, without limitation, the satisfaction by the Company of the conditions set forth in Article V hereof, the Company shall issue and sell to each Purchaser, and each Purchaser, severally, and not jointly, agrees to purchase from the Company, (a) the Notes in the aggregate principal amount of $30,000,000 for an aggregate purchase price of $29,500,000 and (b) Warrants in the form attached to the Warrant Agreement to purchase shares of the Company's Common Stock for an aggregate purchase price of $500,000, all as set forth opposite the name of such Purchaser on Schedule 2.1. The Purchasers acknowledge that there are restrictions on transfer of the Purchased Securities set forth herein, in the Notes, in the Warrant Agreement and in each Warrant. The sale of the Purchased Securities to each Purchaser at the Closing shall constitute a separate sale hereunder.

     Section 2.2. Closing. Subject to satisfaction by the Company of the conditions set forth in Article V hereof, the closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, on the date hereof (the "Closing Date"). At the Closing, the Company will issue, sell and deliver to each Purchaser, and each Purchaser shall purchase or acquire from the Company: (i) the Notes in an aggregate principal amount and for an aggregate purchase price equal to the amounts as set forth opposite the name of such Purchaser on Schedule 2.1 under the headings "Principal Amount of Notes Purchased" and "Purchase Price of Notes Purchased", respectively, and (ii) the Warrants in the amounts and for the purchase price set forth opposite the name of such Purchaser on Schedule 2.1 under the headings "Number of Warrants Purchased" and "Purchase Price of Warrants Purchased", respectively, by wire transfer in immediately available funds on or before the Closing Date. The Purchased Securities will be issued on or before the Closing Date, and registered to each such Purchaser in the Company's records, in the amounts designated on Schedule 2.1 hereto.

     Section 2.3. Use of Proceeds. Proceeds from the sale of the Purchased Securities hereunder shall be used by the Company to fund the acquisition of certain radio and television stations in Texas, to pay Transaction Costs, to repay certain existing Indebtedness of Company and its Subsidiaries and for working and growth capital and general corporate purposes of Company and its Subsidiaries as determined from time to time by the Company.

     Section 2.4. The Notes.

     (a)  Interest; Payment.

          (i) The outstanding principal amount of the Notes shall bear interest at the rate of 9% per annum compounded annually in arrears on each anniversary of the date hereof. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. All accrued and unpaid interest on the outstanding principal amount of the Notes (including the amounts accrued pursuant to clause (ii) below) shall only be due and payable in full and in cash without setoff, deduction or counterclaim on the Maturity Date. The Company shall have the option, subject to and to the extent permitted by the Loan Documents, but shall not be required, to pay accrued and unpaid interest on the outstanding principal amount of the Notes in cash without setoff, deduction or counterclaim on an annual basis.

          (ii) During the occurrence and continuation of an Event of Default and from and after the date of written notice from Majority Purchasers declaring that default interest rate will be charged as a result of such Event of Default (a "Default Notice"), unless until the same shall be cured or waived in writing, the outstanding principal balance of the Notes shall accrue at the rate of 4% per annum in excess of the then-applicable interest rate, compounded annually in arrears (calculated on the basis of the actual number of days elapsed over a 365-day year); provided that such rate shall increase by an additional 2% from and after September 20, 2009 (the "Adjustment Date") and on each six (6) month anniversary of the Adjustment Date, so long as the Company has not repaid the Notes in full, subject to a maximum rate of 21% per annum, in each case compounded annually.

     (b) Mandatory Redemption. On the Maturity Date, subject to and to the extent permitted by the Loan Documents, the Company shall redeem the Notes in the amount of the then outstanding principal plus all accrued and unpaid interest thereon.

     (c) Prepayment. The Company may prepay the Notes in whole or in part at any time prior to the Maturity Date without penalty or premium, provided such prepayment shall not reduce the amount of shares issuable under the Warrants.

     (d) Subordination. The Company's obligations under the Purchased Securities shall be subject to certain subordination terms as set forth in the Intercreditor Agreements.

     (e) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each payment of principal of the Notes shall be made to the Noteholders pro rata in accordance with the respective unpaid principal amounts of the Noteholders' respective Notes; (ii) each payment of interest on the Notes shall be made to the Noteholders pro rata in accordance with the amounts of interest due and payable to the Noteholders under the Noteholders' respective Notes; and (iii) each distribution of cash, property, securities or other value received by the Noteholders in respect of the indebtedness outstanding under the Notes, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise in respect of the Company or the Subsidiaries, or the indebtedness under the Notes, after payment of collection and other expenses as provided herein, shall be apportioned to the Noteholders pro rata in accordance with the respective unpaid principal amounts of and interest on the Noteholders' respective Notes, provided that if any of the Noteholders (a "Recovering Party") shall receive any such payment or distribution disproportionately (a "Recovery") in respect thereof, such Recovering Party shall pay to the other Noteholders their respective pro rata shares of such Recovery, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its pro rata share of the sum required to be returned without interest unless that party is required to pay interest. For purposes of this Agreement, calculations of the amount of the pro rata share of any Noteholder shall be rounded to the nearest whole dollar. The Company acknowledges and agrees that if any Recovering Party shall be obligated to pay to the other Noteholders a portion of any Recovery pursuant to the foregoing provisions of this subsection (e), the Company shall be deemed to have satisfied the obligations in respect of indebtedness held by such Recovering Party only to the extent of the Recovery retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Noteholders contemplated by the foregoing provisions of this subsection (e). The obligations of the Company in respect of indebtedness held by each other Noteholder shall be deemed to have been satisfied to the extent of the amount of the Recovery required to be distributed to each such other Investor by the Recovering Party as contemplated above, whether or not any such Recovery is actually distributed.

     (f) Place of Payments. All payments of principal, interest, fees and other amounts to be made by the Company under this Agreement and the Notes shall be made in immediately available funds to the Noteholders, not later than 2:00 P.M. (Eastern Time) on the date on which such payment shall become due, at the address of each Noteholder provided Schedule 2.1 hereto. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day, and interest shall be payable at the applicable rate specified herein through such extension period.

     (g) Replacement of Notes. Upon receipt of a Noteholders' affidavit or other evidence reasonably satisfactory to the Company of the loss theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (which in any event shall not require the posting of a bond or other security therefor) (an "Affidavit of Loss"), and, in the case of any such mutilation, upon the surrender of such Note for cancellation, the Company, at its expense, shall execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

     (h) Original Issue Discount. Together, the Purchased Securities issued in accordance with this Section constitute an "investment unit" for the purposes of
Section 1273(c)(2)(A) of the Code. In accordance with Sections 1273(c)(2)(A) and 1273(b)(2) of the Code, the issue price of the investment unit is the original principal amount of the Notes. The parties agree that the issue price of the Notes is $29,500,000 and the issue price of the Warrants is $500,000. None of the parties will take any position in its tax returns or otherwise that is inconsistent with the foregoing.

     (i) Legend. Each new and replacement Note shall contain the legend set forth in the form of Note attached as Exhibit A hereto.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce each of the Purchasers to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants as follows:

     Section 3.1. Incorporation and Restatement of Representations and Warranties. The representations and warranties of the Company and its Subsidiaries made in the Senior Subordinated Loan Agreement as of the date hereof (which representations and warranties are subject to all of the qualifications, limitations and restrictions contained in the Senior Subordinated Loan Agreement) and the representations and warranties of the Company and its Subsidiaries made in Section 4.15 of the Senior Loan Agreement (which representations and warranties are subject to all of the qualifications, limitations and restrictions contained in the Senior Loan Agreement) are hereby incorporated herein by reference and each such representation and warranty is restated and re-made by the Company to the Purchasers as of the date hereof and will be deemed to be representations and warranties made by the Company to the Purchasers under this Agreement and relied upon by the Purchasers in entering into this Agreement and agreeing to purchase the Purchased Securities.

     Section 3.2. Consents. Based in part on the representations by Purchasers in Section 4.1, the execution, delivery and performance by the Company of this Agreement and of each Related Agreement, and the issuance and sale of the Purchased Securities hereunder, and the issuance of any Common Stock upon exercise of the Warrants, do not and will not require the approval or consent of, or any filing with, any governmental authority or agency or any other Person other than (a) those set forth in Schedule 3.2, (b) those the failure of which to obtain would not have a Material Adverse Effect, and (c) any required state securities law filings relating to the issuance and sale of the Purchased Securities which have been filed or are permitted to be filed after the date of such issuance and sale (the "Blue Sky Filings").

     Section 3.3. Registration Rights. Except for the rights granted to the Purchasers pursuant to the Warrant Agreement of even date herewith, no Person has demand or other registration rights to cause the Company to file any registration statement under the Securities Act relating to the securities of the Company or any right to participate in any such registration statement.

     Section 3.4. Capitalization.

     (a) The Company's Capitalization. The Company's authorized Capital Securities consists solely of 1,000 shares of Common Stock, par value $.01 per share (collectively, the "Shares"). Of such authorized Shares, and after giving effect to the transactions contemplated by this Agreement, 200 of such Shares are issued and outstanding. All of the issued Shares are owned by the Persons listed on Schedule 3.4(a) and have been duly authorized, validly issued and outstanding and are fully paid and non-assessable.

     (b) Convertible Securities; Preemptive Rights. Except for the Warrants and as set forth on Schedule 3.4(b), there are no outstanding rights (either preemptive or other), or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company of, or any Liens on, any Capital Securities of the Company or any securities convertible into or exchangeable, for, or exercisable into, its Capital Securities, or stock appreciation rights, phantom stock rights or other equity-like instruments (collectively, "Phantom Stock"). No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company except as otherwise contemplated by this Agreement or the Related Agreements, except as set forth on Schedule 3.4(b).

     (c) Voting Trust. There are no voting trusts, proxies or agreements relating to the voting of the Company's Capital Securities, except as set forth in this Agreement and the Related Agreements and the Buy-Sell Agreement.

     (d) Restrictions on Transfer. There are no restrictions on transfer of the Warrants or the Shares issuable upon the exercise thereof other than those set forth in this Agreement and the Related Agreements and those imposed by applicable securities laws.

     Section 3.5. Subsidiaries. Except as set forth on Schedule 3.5 hereto, the Company does not have any Subsidiaries and does not own or hold of record and/or beneficially own or hold, directly or through a Subsidiary, any shares of any class of the Capital Securities of any corporation or any legal or beneficial ownership interest in any general or limited partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise. Except as set forth on Schedule 3.5 hereto, all outstanding Capital Securities or interests of each such Subsidiary and such other business enterprises is owned by the Company or another wholly-owned Subsidiary of the Company as set forth on such Schedule 3.5, free and clear of any Lien (other than Liens created pursuant to the Senior Loan Agreement and the collateral documents related thereto), is validly issued and outstanding, and is fully paid and non-assessable, and there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of any such Subsidiary.

     Section 3.6. Subchapter S Status. The Company made a timely and valid election to be treated as an S corporation (as defined in Section 1361(a) of the Code) from the date of its formation, and such status has continued without interruption to the date hereof.

     Section 3.7. Transactions with Affiliates. Except as set forth on Schedule 3.7, no Affiliate of the Company or any Subsidiary other than a wholly-owned Subsidiary of the Company, is party to an agreement or transaction with the Company or Subsidiary.

     Section 3.8. Disclosure. No representation, warranty or statement made in this Agreement, any Related Agreement, or any agreement, certificate, statement or document furnished by or on behalf of the Company or any of its Subsidiaries in connection with the purchase of the Purchased Securities, when taken as a whole, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading in any material respect at the time made.

                                   ARTICLE IV
                           PURCHASERS' REPRESENTATIONS

     Section 4.1. Investment Intent. Each of the Purchasers hereby, severally and not jointly, represents and warrants to the Company that it, he or she is
(i) an "accredited investor" as defined in Regulation D of the Securities Act and has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of the prospective investment in the Company, (ii) acquiring the Purchased Securities to be purchased by it, him or her pursuant to Section 2 hereof for investment and not with a view to the distribution thereof, (iii) a lender actively and regularly engaged in the business of making loans and (iv) has no present intent to separate ownership of the Notes from ownership of the Warrants. Each of the Purchasers hereby, severally and not jointly, represents and warrants to the Company that no commissions, broker fees, finders fees or similar fees are being paid by the Purchasers in connection with the sale of the Notes or the Warrants.

     Section 4.2. Authorization, etc. Each of the non-individual Purchasers hereby represents, severally and not jointly, that this Agreement, the Intercreditor Agreements and the Related Agreements to which it is a party have been executed by a duly authorized Person on its behalf; and the execution, delivery and performance hereof and thereof have been duly authorized by all appropriate action. Each Purchaser hereby represents, severally and not jointly, that it has the power and authority, and the legal right, to make, deliver and perform this Agreement, the Intercreditor Agreements and the Related Agreements to which it is a party, and consummate the transactions contemplated hereby and thereby. Each Purchaser that is a natural person represents, severally and not jointly, that each of this Agreement, the Intercreditor Agreements and the Related Agreements to which he or she is a party has been duly executed and delivered by such Purchaser.

     Section 4.3. Enforceability. Each of the Purchasers hereby, severally and not jointly, represents that the execution and delivery by such Purchaser of this Agreement, the Intercreditor Agreements and each of the Related Agreements to which it is a party will result in legally binding obligations of such Purchaser enforceable against it or him in accordance with the respective terms and provisions hereof and thereof.

     Section 4.4. Certain Other Matters. Each Purchaser hereby, severally and not jointly, represents that (a) it acknowledges that the Purchased Securities and the Registrable Securities have not been registered under the Securities Act and understands that the Purchased Securities and the Registrable Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement and (b) if the purchase of the Purchased Securities and the Registrable Securities were to occur on the date hereof, its acquisition of the Purchased Securities and the Registrable Securities contemplated herein would constitute a legal investment as of the date hereof under the laws and regulations and orders of each jurisdiction to which it may be subject. Section 4.5. S Corporation Status. Each Purchaser hereby, severally and not jointly, acknowledges that Company is classified as an "S Corporation" under Section 1361(a) of the Code and agrees that such Purchaser shall not (whether pursuant to this Agreement, the Related Agreements or otherwise) take any action or make any election (or fail to take any action or make any election if requested by Company) which would result in a termination of such classification including, without limitation, (i) transferring all or any portion of the Purchased Securities or Registrable Securities to any Person other than a Permitted Holder or (ii) exercising the Warrants while the Company is an S corporation, provided that (A) the Purchasers may exercise the Warrants at any time on or after the conditions permitting the Board Change Date (as defined in the Voting and Co-Sale Agreement) have occurred, and (B) the Purchasers may take any action or make any election or fail to take any action or make any election if the Company receives an opinion of tax counsel reasonably acceptable to the Company in form and substance reasonably acceptable to the Company to the effect that such action or election (or failure to take such action or make such election) will not result in a termination of the Company's classification as an S corporation. Any transfer of or exercise of Warrants or Registrable Securities in violation of this Section 4.5 will be void and ineffective.

                                   ARTICLE V
                   CONDITIONS TO EACH PURCHASER'S OBLIGATIONS
                           TO PURCHASE AT THE CLOSING

     Each Purchaser's obligation to purchase the Purchased Securities at the Closing pursuant to Section 2.2 of this Agreement is subject to compliance by the Company with its agreements and representations herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

     Section 5.1. Related Agreements. Each of the Related Agreements (other than the Company's Articles of Incorporation) shall have been executed and delivered in a form provided for herein, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with the prior written consent of such Purchaser. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with by Company or any of its Affiliates which is party thereto on or prior to the Closing Date shall have been performed or complied with in all material respects.

     Section 5.2. Charter Documents; Good Standing Certificates. Such Purchaser shall have received from the Company (a) a copy of the Company's Charter and the Charter of each of LBI Intermediate Holdings, Inc. and LBI Holdings II, Inc. (the "Top Tier Subsidiaries"), in each case certified by the California Secretary of State to be true and complete as of a date no more than 30 days prior to the Closing Date, (b) a copy, certified by the Secretary of the Company and the Top Tier Subsidiaries to be true and complete as of the Closing Date, of the by-laws thereof; and (c) a certificate, dated not more than 30 days prior to the Closing Date, of the relevant governmental authority or other appropriate official of each state in which each of the Company and its Top Tier Subsidiaries is incorporated or qualified to do business, as to the Company's and each Top Tier Subsidiary's corporate good standing in such state or qualification to do business, as the case may be.

     Section 5.3. Proof of Corporate Action. Such Purchaser shall have received from the Company, as necessary, copies certified by the Secretary thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company is a party.

     Section 5.4. Incumbency Certificate. Such Purchaser shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement and each of the Related Agreements to which the Company is or is to become a party, and to give notices and to take other action on behalf of the Company under each of such documents.

     Section 5.5. Legal Opinion. The Purchasers shall have received from O'Melveny & Myers LLP, counsel to the Company, an opinion reasonably satisfactory to the Purchasers and counsel to the Purchasers substantially in the form set forth as Exhibit D hereto.

     Section 5.6. Representations and Warranties; Officer's Certificate. The representations and warranties contained or incorporated by reference herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except for those representations and warranties which relate specifically to an earlier date, provided that such representations and warranties were true and correct in all material respects as of such earlier date; and the Company shall have performed and complied in all material respects with all material conditions and agreements required to be performed or complied with by it prior to the Closing; and such Purchaser shall have received on the Closing Date a certificate to these effects signed by an authorized officer of the Company.

     Section 5.7. Legality; Governmental and Other Authorizations. The purchase of the Purchased Securities by such Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect other than the Blue Sky Filings and those described on Schedule 5.7 and other than those required to be obtained by the Purchasers.

     Section 5.8. Payment of Certain Fees and Disbursements. The Purchasers shall have been reimbursed, subject to and in accordance with Article XII hereof, for all out of pocket reasonable costs and expenses (including, but not limited to, reasonable legal and accounting expenses) incurred by it through the Closing Date in connection with the transactions contemplated by this Agreement (provided that the Company shall be required to reimburse only the reasonable legal fees and expenses of Edwards & Angell, LLP, Latham & Watkins, FCC counsel, and Pillsbury Winthrop LLP, California counsel) and the Company shall have paid the reasonable legal fees and expenses of Edwards & Angell, LLP, Latham & Watkins, and Pillsbury Winthrop LLP through the Closing Date in connection with the transactions contemplated by this Agreement.

     Section 5.9. Intercreditor Agreements. The Intercreditor Agreements shall have been executed and delivered by the parties other than Purchasers, and the Intercreditor Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with the prior written consent of the Purchasers. All covenants, agreements and conditions contained in the Intercreditor Agreements which are to be performed or complied with on or prior to the Closing Date by other parties thereto shall have been performed or complied with in all material respects.

     Section 5.10. Other Indebtedness. The Senior Loan Agreement and the Senior Subordinated Loan Agreement shall have closed and the initial loans shall be simultaneously funded thereunder.

     Section 5.11. Solvency Assurances. The Purchasers shall have received the solvency certificates delivered pursuant to the Senior Loan Agreement.

     Section 5.12. Legal Opinions. Each of the legal opinions (including opinions covering FCC issues) delivered in connection with the acquisition of a television station closing on the date hereof, together with the FCC opinions of O'Melveny & Myers LLP delivered pursuant to the Senior Loan Agreement and Senior Subordinated Loan Agreement, shall be addressed to the Purchasers, or the Purchasers shall receive letters indicating that they may rely on such opinions as if they were addressed to them.

     Section 5.13. General. All instruments and legal, governmental, administrative, corporate and partnership proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be reasonably satisfactory in form and substance to the Purchasers in all material respects. The Purchasers shall have received copies of all material documents, including, without limitation, records of corporate or other proceedings, the opinion of counsel contemplated in Section 5.5 hereof, and any material consents, licenses, approvals, permits and orders required to be secured by the Company in connection with the transactions contemplated herein or which any Purchaser may have requested in connection therewith.

                                   ARTICLE VI
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The Company's obligation to sell and issue the Purchased Securities pursuant to this Agreement is subject to compliance by each of the Purchasers with the agreements herein contained, and to the satisfaction on or prior to the Closing Date, of the following conditions:

     Section 6.1. Representations. The representations made by each Purchaser in Article IV hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

     Section 6.2. Related Agreements. Each of the Related Agreements to which such Purchaser is a party shall have been executed and delivered by such Purchaser. All covenants, agreements and conditions contained in this Agreement and the Related Agreements which are to be performed or complied with by such Purchaser on or prior to the Closing Date shall have been performed or complied with by such Purchaser in all material respects.

                                  ARTICLE VII
                       AFFIRMATIVE AND NEGATIVE COVENANTS

     The Company covenants that, while any of the Purchased Securities remain outstanding, the Company will comply, and will cause each of its Subsidiaries to comply, with the following provisions:

     Section 7.1. Corporate Existence; Subsidiaries; Maintenance of Properties. Except to the extent permitted under Sections 7.4, 7.16 and Article 8 of the Senior Subordinated Loan Agreement, as such sections exist on the date hereof, each of the Company and its Subsidiaries will preserve and keep in full force and effect its corporate existence and its material rights and material franchises except for any Subsidiary of the Company which is combined or merged with and into the Company. Except to the extent permitted under Sections 7.4,
7.16 and Article 8 of the Senior Subordinated Loan Agreement, as such sections exist on the date hereof, the Company shall at all times own, directly or indirectly, one hundred percent (100%) of the equity interests in each Subsidiary, except for any Subsidiary of the Company which is combined or merged with and into the Company or another Subsidiary. The Company and its Subsidiaries will not engage in any business other than the Permitted Lines of Business. Each of the Company and its Subsidiaries will maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary to conduct the business of the Company. Notwithstanding the foregoing, nothing in this Section
7.1 shall prevent the loss of the corporate existence of any Subsidiary or any such right or franchise if the preservation is, in the judgment of the Board of Directors of the Company, no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and would not have a Material Adverse Effect.

     Section 7.2. Insurance. Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and its Subsidiaries except as otherwise determined by the Board. Notwithstanding the foregoing, compliance with the requirements of Section 6.5 of the Senior Loan Agreement, as such section exists as of the date hereof, shall constitute compliance with this
Section 7.2.

     Section 7.3. Taxes. Each of the Company and its Subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon the Company and its Subsidiaries and their respective real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any of their properties, in each case non-payment of which would have a Material Adverse Effect; provided, however, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto.

     Section 7.4. Compliance with Laws, Contracts, Licenses and Permits. Each of the Company and its Subsidiaries will (a) comply in all material respects with all applicable laws and regulations wherever its business is conducted, (b) comply with the provisions of its Charter and by-laws, (c) comply in all respects with this Agreement and the Related Agreements, (d) comply with all applicable decrees, orders, and judgments and (e) comply in all material respects with all Licenses, in each case other than clause (c) above, where non-compliance with which or the failure to obtain which would have a Material Adverse Effect. If at any time while any Purchased Security is outstanding, any material authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Company or its Subsidiaries may fulfill any of its obligations hereunder, each of the Company and its Subsidiaries will promptly take or cause to be taken reasonable steps to obtain such material authorization, consent, approval, permit or License and furnish the Purchasers with evidence thereof.

     Section 7.5. Distributions. Neither the Company nor any Subsidiary shall make any Distribution, other than (i) Distributions between the Company and its wholly-owned Subsidiaries, or among such wholly-owned Subsidiaries or from any Subsidiary to any Credit Party (as defined in the Senior Loan Agreement) as permitted under the Senior Loan Agreement, as such Senior Loan Agreement exists on the date hereof, (ii) those Distributions necessary to enable the stockholders of the Company to pay those income taxes (including estimated and final income taxes) arising from all income of the Company and its Subsidiaries (including without limitation, income from operations and sales of assets, whether or not extraordinary) while the Company is an S corporation, (iii) Distributions in the nature of a stock dividend or stock split, and (iv) Distributions other than those set forth in clause (i), (ii) and (iii) above ("Other Distributions") in an aggregate amount, when combined with all Other Distributions from and after the date hereof, not exceeding $10,000,000, except that the Company may repurchase, pay dividends and pay redemption amounts on the Purchased Securities and Registrable Securities in accordance with and pursuant to the terms of this Agreement or any of the Related Agreements.

     Section 7.6. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will (i) hire any relative of any of the Company's shareholders or senior management as an employee or consultant or (ii) engage in any transaction or enter into any agreement with any Affiliate thereof, except (a) those between the Company and any wholly-owned Subsidiary or by and among wholly-owned Subsidiaries of the Company, (b) those set forth on Schedule 7.6,
(c) those permitted pursuant to Section 7.5 hereof, and (d) those on at least as favorable terms as the terms which could be obtained by the Company or a Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company shall not, without the prior written consent of the Majority Purchasers, (A) issue any Capital Securities, Convertible Securities or Phantom Stock to an employee, consultant or Affiliate of the Company or a Subsidiary, except issuances of Capital Securities, Convertible Securities and Phantom Stock to employees, consultants and Affiliates of the Company and its Subsidiaries in an aggregate amount including amounts under the Existing Grants, not exceeding 2.5% of the Fully-Diluted Outstanding Equity, (B) grant registration rights to any Affiliate of the Company or a Subsidiary, or (C) effect a Sale of the Company to any Affiliate of the Company or a Subsidiary other than as permitted by Section 3.2 of the Voting and Co-Sale Agreement.

     Section 7.7. Undertakings of Lenard Liberman and Jose Liberman. Except as permitted under Section 7.6, Lenard Liberman and Jose Liberman agree that they will not engage in any Permitted Lines of Business other than through the Company or a Subsidiary. Further, if requested by the Majority Purchasers after the Closing, Lenard Liberman shall enter into a subordination agreement with the Purchasers subordinating his loans to Liberman Broadcasting, Inc. on terms reasonably acceptable to the Purchasers, Senior Lenders and Lenard Liberman, so long as the provisions of such subordination agreement do not restrict any payment to Lenard Liberman that would otherwise be permitted under the Senior Subordinated Loan Agreement and the intercreditor agreement dated the date hereof between the Senior Subordinated Lenders and Lenard Liberman. The parties agree that in the event of a Sale of the Company, unless the amount distributable to the holders of Warrants is determined as provided in the definition of Fair Market Value in the Warrant Agreement, then the amount distributable to the holders of Warrants and stockholders of the Company shall be reduced to reflect an allowance of 2.5% of the distributable sale proceeds for those Capital Securities, Convertible Securities and Phantom Stock permitted by Section 7.6(A) of this Agreement.

                                  ARTICLE VIII
                 COVENANTS APPLICABLE TO DELIVERY OF INFORMATION

     The Company hereby agrees that so long as any Purchased Securities are outstanding it will comply with, and it will cause its Subsidiaries to comply with, the following provisions:

     Section 8.1. Annual Statements. Within 120 days after the close of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2000, the Company will deliver to each Purchaser (a) audited consolidated balance sheet and statement of income and retained earnings and of cash flows of the Company and its Subsidiaries audited by Ernst & Young or any other so-called "Big-5" accounting firm or any other accounting firm reasonably acceptable to the Majority Purchasers, which annual financial statements shall show the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year, to be accompanied by a true copy of said auditors' management letter, if one was provided to the Company and (b) a comparison of such financial information to the budget for such year, as well as a comparison of that year's performance to the performance in the prior year, all on a consolidated basis. Each of the audited financial statements delivered under Section 8.1(a) shall be certified without a "going concern" or like qualification by such accounting firm.

     Section 8.2. Monthly and Quarterly Statements. Within 45 days after the end of each calendar month, the Company will deliver to each of the Purchasers a consolidated unaudited statement of cash flows of the Company and its Subsidiaries as of the end of such month and a comparison of that month's cash flow to the cash flow in the same month of the prior year. Within 60 days after the end of each fiscal quarter the Company will deliver to each of the Purchasers consolidated and consolidating unaudited balance sheets and statements of income and retained earnings and of cash flows for the Company and its Subsidiaries all as of the end of such fiscal quarter and a comparison of such cash flow results to the performance in the same quarter of the prior year.

     Section 8.3. Officer's Certificate. In addition to the delivery of financial statements of the Company and its Subsidiaries pursuant to Sections
8.1 above, in connection with the Company's annual financial statements the Company shall deliver to each Purchaser a certificate of the President, Executive Vice President or Chief Financial Officer of the Company, (a) that, except as may otherwise be indicated therein or provided for in this Agreement, to the best of his or her knowledge, such statements have been prepared in accordance with GAAP consistently applied and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the dates specified and the results of their respective operations and changes in financial position with respect to the periods specified and (b) to the effect that such officer has caused the provisions of this Agreement and the Related Agreements to be reviewed and such officer has no knowledge of the breach of Section 7.5 or 7.6 of this Agreement.

     Section 8.4. Operating Budgets. Each calendar year the Company shall deliver to each of the Purchasers an operating budget for such calendar year which shall have been approved by the Company's Board of Directors no later than 30 days before the first month of such calendar year.

     Section 8.5. Other Information; Confidentiality. From time to time, upon the request of any Purchaser, the Company will furnish such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as such Purchaser may reasonably request. Each Purchaser may examine the books and records of the Company and its Subsidiaries and, may, at reasonable times and on reasonable notice and under the supervision of the Company, inspect its or their respective facilities and may request information at reasonable times and intervals concerning the general status of the Company's and the Subsidiaries' financial condition and operations. All information provided by Company to Purchasers, or any of them, hereunder or under any of the Related Agreements shall be treated as confidential by the recipient thereof regardless of whether it is specifically designated as such and shall not be disclosed to any third parties except in accordance with
Article XVII or be used for any purpose other than analyzing the Company's performance for purposes of monitoring the Purchaser's investment therein.

     Section 8.6. Meetings with Management of the Company. A representative of the Purchasers (other than a person acting as a director or in a comparable position with, or a consultant to, a Competitor or a person having board visitation rights with a Competitor) shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans. Management will meet with any such representative as is mutually convenient on a regular basis during each year at the Company's facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans. The Company has no obligation to follow any advice rendered by any Purchaser or representative of Purchasers.

     Section 8.7. Notice of Event of Default. Upon knowledge by the President or Executive Vice President of the Company of the existence of a condition which has resulted in an Event of Default, such condition shall be disclosed immediately to the Purchasers. If a condition which may reasonably lead to an Event of Default exists and the Company is required to give notice of such event under either the Senior Loan Agreement or the Senior Subordinated Loan Agreement, then the Purchasers shall simultaneously receive a copy of such notice.

     Section 8.8. Board of Directors. The Majority Purchasers may designate one person (other than a person acting as a director or in a comparable position with, or a consultant to, a Competitor or a person having board visitation rights with a Competitor) as an observer to attend meetings of the Boards of Directors of the Company and its Subsidiaries (each a "Board") and committees thereof, and such person and each Purchaser shall receive all information provided to such Board and committee members at the same time as it is provided to such members, including all notices of meetings.

                                   ARTICLE IX
                                    DEFAULTS

     In each case of the happening and during the continuance of any of the following events (each of which is herein sometimes called an "Event of Default" and any of those set forth in subsections (b), (c), (d), (e) or (h) through (l), subject to the proviso in subsection (e), being sometimes called a "Material Event of Default"):

     (a) any material representation or warranty made by or on behalf of the Company in this Agreement or any of the Related Agreements, shall prove to be false or misleading in any material respect when made or reconfirmed;

     (b) the Company's default in the due observance or performance of, or compliance with, any covenant contained in Section 7.5 or 7.6, which default or defaults, individually or in the aggregate have a Material Adverse Effect or a material adverse effect on the Purchasers, and such default has not been cured or waived pursuant to a written agreement satisfactory to the Majority Purchasers within 60 days after written notice thereof from the Majority Purchasers;

     (c) default in the payment of the principal of any Note, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration in accordance with this Article IX or otherwise and such default continues through the close of business on the Business Day following the due date;

     (d) default in the payment of interest on any Note, and such default continues for a period of 60 days;

     (e) default in the due observance or performance of, or compliance with, any covenant contained in Article 8, and such default has not been cured or waived pursuant to a written agreement satisfactory to the Majority Purchasers within 90 days after written notice thereof from the Majority Purchasers; provided that in the event the Company is in breach of any of the provisions of Sections 8.1 through 8.7 of this Agreement, such default shall not be considered a Material Event of Default so long as the Company is in compliance with the covenants set forth in Sections 6.1, 6.2 and 6.6 of the Senior Loan Agreement, as such provisions are in effect on the date hereof, and is providing all such information and access to the Purchasers and their representatives at the same time as and on the same terms as it is being provided to the lenders or their agent.

     (f) except as otherwise provided in subsection (b) or (e) of this Article IX, default or defaults in the due observance or performance of, or compliance with, any covenant, condition or agreement contained herein or in any of the Related Agreements by any person other than the Purchasers, which default or defaults, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the Purchasers, and such default has not been cured or waived pursuant to a written agreement satisfactory to the Majority Purchasers within 60 days after written notice thereof from the Majority Purchasers;

     (g) for any reason any Related Agreement shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any party thereto shall disaffirm its obligations thereunder in writing, and such default has not been cured or waived pursuant to a written agreement satisfactory to the Majority Purchasers within 30 days after written notice thereof from the Majority Purchasers;

     (h) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Title 11 of the United States Code or any similar Federal or state law for the relief of debtors or affecting creditors' rights (collectively, "Bankruptcy Law"):

         (i) commences a voluntary case or any other action or proceeding with respect to itself;

         (ii) consents by answer or otherwise to the commencement against it of an involuntary case or any other action or proceeding;

         (iii) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (collectively, a "Custodian") of it or for all or substantially all of its property;

         (iv)  makes a general assignment for the benefit of its creditors; or

         (v) admits in writing its inability to pay its debts generally as the same become due;

     (or takes any comparable action under any foreign laws relating to insolvency);

     (i) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

         (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case in bankruptcy or any other action or proceeding for any other relief;

         (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

         (iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries;

     (or any similar relief is granted under any foreign laws) and in each case the order or decree remains unstayed and in effect for sixty (60) days, or any dismissal, stay, rescission or termination ceases to remain in effect for sixty
(60) days;

     (j) the holders of Indebtedness under the Senior Loan Agreement or the Senior Subordinated Loan Agreement accelerate payment of such Indebtedness in accordance with the respective terms thereof prior to its final scheduled maturity;

     (k) Lenard Liberman dies, becomes Disabled or ceases to be actively involved on a full-time basis in the management and operations of the Company and its Subsidiaries and the Company has not hired another individual of comparable qualifications and abilities or a person otherwise having reasonable qualifications and abilities in the broadcast radio and television industries within 180 days of such occurrence, or Lenard Liberman (together with his spouse, ancestors, lineal descendents, or heirs and devises and any trusts controlled by them) is no longer a majority shareholder of the Company (defined for the purposes of this subsection only as holding greater than 25% of the Company's Fully-Diluted Outstanding Equity);

     (l) neither Lenard Liberman nor Jose Liberman are actively involved on a full-time basis in the management and operations of the Company and its Subsidiaries (whether due to death, Disability or otherwise) and the Company has not hired as their replacement another individual(s) of comparable qualifications and abilities or a person otherwise having reasonable qualifications and abilities in the broadcast radio and television industries, in each case reasonably acceptable to the Majority Purchasers and Requisite Holders (as defined in the Senior Subordinated Loan Agreement), within 180 days of such occurrence, or Jose Liberman and Lenard Liberman collectively (together with their spouses, ancestors, lineal descendents, or heirs and devises and any trusts controlled by them) are no longer majority shareholders of the Company (defined for the purposes of this subsection only as collectively holding greater than 50% of the Company's Fully-Diluted Outstanding Equity);

     Then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, upon written notice from the Majority Purchasers declaring that the default rate will be charged, the Interest Rate shall immediately increase to 13% pursuant to Section 2.4(a)(ii) until such time as the Company has cured such Event of Default or such Event of Default shall have been waived by the Majority Purchasers. Upon the occurrence of an Event of Default under subsection (h) or (i), the Company shall have an immediate obligation to (i) repay the Notes and any and all other amounts owing by the Company to the Noteholders hereunder and (ii) purchase the Warrants at the Warrant Purchase Price, subject to and to the extent permitted by the Loan Documents. Upon the consummation of a Sale of the Company, the Company shall have an immediate obligation to repay the Notes and any and all other amounts owing by the Company to the Noteholders hereunder, subject to and to the extent permitted by the Loan Documents. In addition, subject to and to the extent permitted by the Loan Documents, upon the occurrence of a Material Event of Default, the Majority Purchasers may give written notice of such Material Event of Default to the Company, and the Company shall have 180 days from receipt of such notice of Material Event of Default to (i) repay the Notes and any and all other amounts owing by the Company to the Noteholders hereunder and (ii) purchase the Warrants at the Warrant Purchase Price. If, at the end of such 180 day period (A) such Material Event of Default shall be continuing and shall not have been waived by the Majority Purchasers, and (B) the Company has failed to so repay the Notes and such other amounts and to so repurchase the Warrants, then, subject to and to the extent permitted by the Loan Documents, the Majority Purchasers may declare the Notes and any and all other amounts owing by the Company hereunder to the Noteholders to be immediately due and payable and require the Company to purchase the Warrants at the Warrant Purchase Price.

     If (1) such Material Event of Default shall be continuing and shall not have been waived by the Majority Purchasers, (2) the Majority Purchasers declare the Notes and all other amounts owing by the Company hereunder to the Noteholders to be immediately due and payable and require the Company to purchase the Warrants at the Warrant Purchase Price in accordance with the immediately preceding sentence, (3) the parties hereto have obtained the consent of the FCC and any material consent of a state public utilities commission or comparable state authority, if reasonably deemed by the Company or its counsel to be necessary, and (4) any applicable waiting periods under Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall have terminated, then, subject to and to the extent permitted by the Loan Documents, the Purchasers shall have the right to take control of the Board of Directors pursuant to
Section 2.1 of the Voting and Co-Sale Agreement until such obligation to repay the Notes and such other amounts and to so repurchase the Warrants is honored.

     The Purchasers agree that so long as the Company is an S corporation, except in the case of a Sale of the Company or at any time on or after the conditions permitting the Board Change Date have occurred, they shall not require the Company to pay the principal and interest outstanding under the Notes without simultaneously requiring the purchase of all of the Warrants for the Warrant Purchase Price, and vice versa.

     It is understood by the parties hereto that where the phrase "subject to and to the extent permitted by the Loan Documents" or a similar phrase is used in this Agreement or in any of the Related Agreements, and where such phrase qualifies the obligation of the Company to pay any amounts owing to the Purchasers hereunder or thereunder and/or to purchase or redeem any securities, such phrase shall be deemed to mean the following: "subject to and to the extent permitted by the Loan Documents (and to the extent, but only to the extent, that the Company's Subsidiaries at such time are permitted under the Loan Documents to pay dividends or other distributions that would enable the Company to make such payments or to so purchase or redeem such securities, as the case may be)".

                                   ARTICLE X
                            REMEDIES ON DEFAULT, ETC.

     In case any one or more Material Events of Default shall occur and be continuing, the Purchasers may, subject to the terms of the Intercreditor Agreements and subject to obtaining any FCC consents or approvals or other material consents or approvals required in connection therewith, proceed to protect and enforce the rights of the Purchasers by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Noteholders hereby or by the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                   ARTICLE XI
                   SUBSEQUENT HOLDERS OF PURCHASED SECURITIES
                            OR REGISTRABLE SECURITIES

     The provisions of this Agreement that are for the benefit of each Purchaser as the holder of any Purchased Securities or Registrable Securities are also for the benefit of, and enforceable by, all subsequent Permitted Holders of such Purchased Securities or Registrable Securities, and the provisions of this Agreement that subject the Purchasers to obligations as the holder of any Purchased Securities or Registrable Securities also shall subject all subsequent holders of Purchased Securities and Registrable Securities thereto. Any transfer, sale, pledge or hypothecation (collectively, "transfer") of any Purchased Securities or Registrable Securities other than to a Permitted Holder shall be void and ineffective. As used herein "Permitted Holder" means, any subsequent transferee (including the initial Purchasers on the date hereof) of Purchased Securities or Registrable Securities that became such a transferee pursuant to a transfer that met each of the following conditions: (i) in connection with such transfer, such transferee shall have executed a counterpart to the Intercreditor Agreements and an agreement in form and substance satisfactory to the Company to the effect that such transferee makes each of the representations set forth herein (subject to the proviso at the end of this sentence) and in the Related Agreements made by each initial Purchaser on the date hereof and that such transferee agrees to be bound by the terms of this Agreement and each of the Related Agreements as if it were the initial Purchaser on the date hereof, (ii) in connection with any such transfer of all or any portion of the Warrants, the transferor can and does transfer to the same transferee a pro rata portion of the original portion of the Notes (and in connection with any such transfer of all or any portion of the Notes, the transferor can and does transfer to the same transferee a pro rata portion of the Warrants), (iii) in connection with any such transfer of any Purchased Securities or Registrable Securities, the Company shall have received an opinion of tax counsel reasonably acceptable to the Company in form and substance reasonably acceptable to the Company to the effect that such transfer will not terminate the Company's classification as an S corporation, and (iv) such transferee shall not be a Competitor; provided that a transferee shall not be required to make the representation contained in Section 4.1(iii) herein if, notwithstanding the failure to make such representation, the condition in clause
(iii) of this Article IX above shall have been otherwise satisfied. Each holder of Purchased Securities or Registrable Securities shall give the Company notice of any transfer by it of any Purchased Securities or Registrable Securities and comply with each of the requirements set forth in this Article XI prior to such transfer. Notwithstanding the foregoing, the provisions of Section 4.5 and this
Article XI shall not restrict the transfer of Purchased Securities or Registrable Securities made pursuant to (a) Section 2.1(b), 3.1 or 3.3 of the Voting and Co-Sale Agreement, subject to the provisions of Section 3.5 and 4.1 of the Voting and Co-Sale Agreement, or (b) pursuant to Section 5 or 6 of the Warrant Agreement.

                                  ARTICLE XII
                               EXPENSES; INDEMNITY

     Section 12.1. Expenses. In the event the transactions contemplated by this Agreement and the Related Agreements shall be consummated or if the transactions contemplated by this Agreement and the Related Agreements are not consummated by reason of the failure by the Company to so consummate when legally obligated to do so hereunder, the Company hereby agrees to pay all reasonable out of pocket fees, costs and expenses incurred by each Purchaser (such as travel, photocopy and telephone expenses and including the fees and expenses of one counsel for the Purchasers and audit and due diligence fees). From and after the Closing, the Company hereby agrees to pay on demand all reasonable fees, costs and expenses (including attorneys' fees for one general counsel for the Purchasers (including, if reasonably necessary, California counsel) and one FCC counsel for the Purchasers) incurred by each Purchaser in connection with any enforcement, amendment, modification, approval, consent or waiver with respect to this Agreement or any Related Agreement, all taxes (other than taxes determined with respect to income and taxes relating to any transfer of the Purchased Securities or Registrable Securities other than to the Company) resulting from the sale of Purchased Securities or Registrable Securities as provided herein, including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement or the issuance of any of the Purchased Securities or Registrable Securities, all reasonable out-of-pocket expenses associated with the Company's or a Subsidiary's Board of Directors or Board of Directors committee attendance (including as an observer), including travel and lodging expenses related thereto, and all due diligence and legal costs related to potential acquisitions and future financings.

     Section 12.2. Indemnification. The Company hereby agrees to indemnify and hold each of the Purchasers and their (if applicable) general and limited partners and their respective shareholders, officers, directors, employees and agents (each an "Indemnitee") harmless from and against any and all actions, causes of action, or suits brought against them by third parties ("Third Party Claims") or brought by any Purchaser against the Company ("Purchaser Claims") and any and all losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (provided that with regard to outside counsel to the Indemnitees, the Company shall be liable for fees or disbursements to one set of attorneys for such parties (and separate FCC counsel, if reasonably necessary) in any single action unless a potential conflict of interest under the applicable code of professional responsibility exists and provided further that Indemnitees shall not be entitled to reimbursement of such attorneys' fees and disbursements incurred in connection with a Purchaser Claim in the event such Indemnitees are not the prevailing party in such Purchaser Claim) (collectively, "Damages") arising from any such Third Party Claims or Purchaser Claims incurred by any of the Indemnitees as a result of or relating to (i) any transaction by the Company financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Purchased Securities, or (ii) the execution, delivery, performance or enforcement of this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby (including, without limitation, any failure by the Company or any of its Subsidiaries to comply with any of its covenants or any breach of its representations and warranties in this Agreement, the Related Agreements or any other agreement contemplated hereby or thereby), in each case except where such Damages are caused directly by the actions of the Indemnitee in violation of its obligations under such agreements or by the gross negligence or willful misconduct of any Indemnitee or their agents or attorneys-in-fact.

     Section 12.3. Brokers' Fees. The Company hereby agrees to indemnify each of the Purchasers against and agrees that it will hold each of them harmless from any claim, demand or liability for any Transaction Costs alleged to have been incurred by the Company or any Subsidiary or Affiliate in connection with the transactions contemplated by this Agreement or the Related Agreements.

     Section 12.4. Survival of Obligations. The obligations of the Company and each of the Purchasers under this Article XII shall survive the transfer of the Purchased Securities or Registrable Securities and the termination of this Agreement.

                                  ARTICLE XIII
                                     NOTICES

     All demands, notices, requests, consents and other communications required or permitted under this Agreement, any Related Agreement or the Purchased Securities shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

      If to the Company, addressed to:

      LBI Holdings I, Inc.
      c/o Liberman Broadcasting, Inc.
      1813 Victory Place
      Burbank, CA  91504
      Attention:  Executive Vice President
      Facsimile:  (818) 558-4244
      Telephone:  (818) 563-5722

with a copy to:

      O'Melveny & Myers LLP
      400 South Hope Street
      Los Angeles, CA  90071
      Attention:  Joseph K. Kim, Esq.
      Facsimile:  (213) 430-6407
      Telephone:  (213) 430-6511

If to any Purchaser, to such Purchaser's address as set forth on Schedule 2.1 hereto.

with a copy to:

      Richard G. Small, Esq.
      Edwards & Angell, LLP
      2800 Financial Plaza
      Providence, RI  02903
      Facsimile:  (401) 276-6611
      Telephone:  (401) 276-6582

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Standard Time and, if sent after 5:00 p.m. Eastern Standard Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

                                  ARTICLE XIV
               SURVIVAL AND TERMINATION OF COVENANTS, AGREEMENTS,
                         REPRESENTATIONS AND WARRANTIES

     All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to any party pursuant hereto shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf. All representations and warranties made herein or in any of the Related Agreements shall survive the execution and delivery of this Agreement and of the Purchased Securities.

                                   ARTICLE XV
                             AMENDMENTS AND WAIVERS

     Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Purchasers. Any amendment or waiver effected in accordance with this Article XV shall be binding upon the Company and each holder of any Purchased Securities sold pursuant to this Agreement and any holder of the Registrable Securities, whether or not such holder expressly consented thereto.

                                  ARTICLE XVI
                    CHOICE OF LAW; SUBMISSION TO JURISDICTION
                  AND WAIVER OF JURY TRIAL; DISPUTE RESOLUTION

     Section 16.1. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS WHICH WOULD CAUSE THE APPLICATIONS OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

     Section 16.2. Consent To the Exclusive Jurisdiction Of the Courts Of The Commonwealth of Massachusetts.

     EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF THE COMMONWEALTH OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

     EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS ARTICLE XVI OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

     EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH ARTICLE XIII.

     Section 16.3. Waiver Of Jury Trial.

     EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER

TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 16.4. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of such Articles in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

     Section 16.5. Intercreditor Agreements. This Agreement and the Related Agreements are subject in all respects to the Intercreditor Agreements. The parties agree that all Sections of this Agreement and the Related Agreements are preempted to the extent in conflict with any provision of either of the Intercreditor Agreements, unless and until all Senior Indebtedness (as defined in the Senior Lenders Intercreditor Agreement) and all Senior Indebtedness (as defined in the Senior Subordinated Lenders Intercreditor Agreement) are paid in full and discharged and each such Intercreditor Agreement has terminated in accordance with its terms.

                                  ARTICLE XVII
                               RIGHT TO PUBLICIZE

     Each of the parties hereto hereby agrees that it will not, except as required by law, issue a press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the Company and the Majority Purchasers, provided, however, that following the Closing, the Majority Purchasers will have the right to publicize their investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals which advertisement shall require the prior approval of and be reasonably acceptable to the Company. The Company will have the right to inform actual or prospective customers and lenders of such investment.

     Notwithstanding the foregoing, the Purchasers and any future holders and transferees of any Purchased Securities or Registrable Securities shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement or under any Related Agreement but may, in any event, make disclosures (a) reasonably required by any bona fide transferee, assignee or participant, in connection with the contemplated transfer or assignment of the Purchased Securities or participation therein, (b) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process, (c) to its attorneys, accountants and other professional advisers with an obligation of confidentiality, and to its beneficial holders and current and prospective investors in funds managed by the Purchasers and/or their Affiliates, (d) as required by law or (e) in connection with litigation involving any Purchaser; provided that

(i) such transferee or assignee pursuant to clause (a) agrees in writing to comply with the provisions of this Article XVII unless specifically prohibited by applicable law or court order and (ii) in no event shall the Purchasers or any future holders or transferees be obligated or required to return any materials furnished by the Company, its Subsidiaries, or any of their respective representatives.

                                 ARTICLE XVIII
                ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS

     This Agreement, the Related Agreements and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties hereto with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. Notwithstanding the foregoing, the provisions of the Intercreditor Agreements shall control with respect to subordination and exercise of remedies.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by telecopy shall constitute originals.

     The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

              [The rest of this page is left blank intentionally.]

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Securities Purchase Agreement as of the day and year first above written.

                                    COMPANY:

                                    LBI HOLDINGS I, INC.


                                    By: /s/ Lenard Liberman
                                       -----------------------------------------
                                    Name:  Lenard Liberman
                                    Title: Executive Vice President


                                    /s/ Lenard Liberman
                                    --------------------------------------------
                                    Lenard Liberman, solely for purposes of
                                    Section 7.7


                                    /s/ Jose Liberman
                                    --------------------------------------------
                                    Jose Liberman, solely for purposes of
                                    Section 7.7


                                    PURCHASERS:

                                    ALTA COMMUNICATIONS VIII, L.P.

                                    By:  Alta Communications VIII Managers, LLC,
                                             its General Partner


                                    By: /s/ Eileen McCarthy
                                       -----------------------------------------
                                    Name:_______________________________________
                                    Title:______________________________________


                                    ALTA-COMM VIII S BY S, LLC

                                    By: /s/ Eileen McCarthy
                                       -----------------------------------------
                                    Name:_______________________________________
                                    Title:______________________________________

                                    ALTA COMMUNICATIONS VIII-B, L.P.

                                    By:  Alta Communications VIII Managers, LLC,
                                             its General Partner


                           By: /s/ Eileen McCarthy
                              -----------------------------------------------
                           Name:_____________________________________________
                           Title:____________________________________________


                           ALTA VIII ASSOCIATES, LLC

                           By:  Alta Communications, Inc.


                           By: /s/ Eileen McCarthy
                              -----------------------------------------------
                           Name:_____________________________________________
                           Title:____________________________________________

                           CALIFORNIA STATE TEACHERS'
                           RETIREMENT SYSTEM


                           By: /s/ Christopher J. Ailman
                              -----------------------------------------------
                           Name: Christopher J. Ailman
                                ---------------------------------------------
                           Title: Chief Investment Officer
                                 --------------------------------------------


                           BANCBOSTON INVESTMENTS INC.


                           By: /s/ Lars A. Swanson
                              -----------------------------------------------
                           Name:  Lars A. Swanson
                                ---------------------------------------------
                           Title: Director
                                 --------------------------------------------


                           UNIONBANCALEQUITIES, INC.


                           By: /s/ J. Kevin Sampson     /s/ David Bonrouhi
                              -----------------------------------------------
                           Name: J. Kevin Sampson           David Bonrouhi
                                ---------------------------------------------
                           Title: Vice President            Vice President
                                 --------------------------------------------

                                  SCHEDULE 2.1

----------------------------------------------------------------------------------------------------------------------
                                                                                  Number of
   Purchaser's Name and             Principal Amount      Purchase Price of        Warrants       Purchase Price of
         Address                   of Notes Purchased      Notes Purchased        Purchased       Warrants Purchased
----------------------------------------------------------------------------------------------------------------------
Alta Communications VIII, L.P.        $15,831,793.00         $15,567,929.79        7.398725         $  263,863.21
200 Clarendon Street
Boston, MA 02109
Attn:  Bob Emmert

----------------------------------------------------------------------------------------------------------------------

Alta-Comm VIII S By S, LLC
200 Clarendon Street                  $   261,783.00         $   257,419.95        0.122340         $    4,363.05
Boston, MA 02109
Attn:  Bob Emmert

----------------------------------------------------------------------------------------------------------------------
Alta Communications VIII-B, L.P.
200 Clarendon Street                  $   881,424.00         $   866,733.60        0.411919         $   14,690.40
Boston, MA 02109
Attn:  Bob Emmert

----------------------------------------------------------------------------------------------------------------------
Alta VIII Associates, LLC
200 Clarendon Street                  $    25,000.00         $    24,583.33        0.011683         $      416.67
Boston, MA 02109
Attn:  Bob Emmert

----------------------------------------------------------------------------------------------------------------------
California State Teachers'
Retirement System                     $ 5,000,000.00         $ 4,916,666.67        2.336667         $   83,333.33
Mail Station #4
Investments Office
7667 Folsom Boulevard
P.O. Box 163749, MS4
Sacramento, CA  95816-3749
Attn:  Deanna Winter
----------------------------------------------------------------------------------------------------------------------

BancBoston Investments Inc.
175 Federal Street                    $ 6,000,000.00         $ 5,900,000.00        2.804000         $  100,000.00
10/th/ Floor
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Boston, MA  02110
Attn:  Lars Swanson
----------------------------------------------------------------------------------------------------------------------

UnionBanCal Equities, Inc.
445 South Figueroa St.              $ 2,000,000.00        $  1,966,666.67       0.934667          $    33,333.33
21/st/ Floor
Los Angeles, CA 90071
Attn:  Kevin Sampson

----------------------------------------------------------------------------------------------------------------------

       Totals:                      $30,000,000.00        $ 29,500,000.00          14.02          $   500,000.00

----------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

     THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF MARCH 20, 2001 BY AND AMONG LBI HOLDINGS I, INC., A CALIFORNIA CORPORATION, THE PURCHASERS PARTY TO THE SECURITIES PURCHASE AGREEMENT DESCRIBED BELOW, AND FLEET NATIONAL BANK, INDIVIDUALLY AND AS ADMINISTRATIVE AGENT (THE "ADMINISTRATIVE AGENT") FOR THE LENDERS UNDER THE CREDIT AGREEMENT BY AND AMONG LBI HOLDINGS II, INC. (THE "BORROWER"), THE DIRECT AND INDIRECT SUBSIDIARIES OF THE BORROWER WHICH ARE CREDIT PARTIES THEREUNDER, THE LENDERS PARTY THERETO AND THE ADMINISTRATIVE AGENT AND UNION BANK OF CALIFORNIA, N.A. AS SYNDICATION AGENT, AND CIT LENDING SERVICES CORPORATION AND GENERAL ELECTRIC CAPITAL CORPORATION, AS CO-DOCUMENTATION AGENTS. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT TO THE SAME EXTENT THAT THE SUBORDINATED CREDITORS (AS DEFINED THEREIN) ARE BOUND.

     THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF MARCH 20, 2001, AMONG LBI HOLDINGS I, INC., THE PURCHASERS PARTY TO THE SECURITIES PURCHASE AGREEMENT DESCRIBED BELOW, OAKTREE CAPITAL MANAGEMENT, LLC, INDIVIDUALLY AND AS AGENT FOR CERTAIN HOLDERS, AND OTHERS. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT TO THE SAME EXTENT THAT THE SUBORDINATED CREDITORS (AS DEFINED THEREIN) ARE BOUND.

     THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND LAWS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. FURTHERMORE, THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE COMPANY HAS RECEIVED AN OPINION OF TAX COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION WILL NOT TERMINATE THE COMPANY'S CLASSIFICATION AS AN S CORPORATION.

                       JUNIOR SUBORDINATED PROMISSORY NOTE

[$___________]                                                   March ___, 2001

     FOR VALUE RECEIVED, the undersigned LBI HOLDINGS I, INC., a California corporation (the "Borrower"), hereby unconditionally promises to pay to the order of [________________] (hereinafter with any subsequent holder referred to as "Lender"), having its principal place of business at [________________], on the Maturity Date (as hereinafter defined), the principal amount of [_________ Dollars ($_________)] together with interest thereon, at the rates provided for in the Securities Purchase Agreement (hereafter described).

     This Note is one of the "Notes" referred to in, and is entitled to all the benefits of that certain Securities Purchase Agreement dated as of the date hereof, by and among Borrower, Lender and the other parties signatories thereto (as may be amended from time to time, the "Securities Purchase Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Securities Purchase Agreement.

     Interest on the principal amount outstanding hereunder shall accrue and shall be paid as provided in the Securities Purchase Agreement.

     The outstanding principal amount of this Note, together with all accrued interest thereon, shall be due and payable, without setoff, deduction or counterclaim, on September 20, 2009, or on such earlier date as provided in the Securities Purchase Agreement (the "Maturity Date").

     Borrower may prepay the outstanding principal amount and accrued interest hereunder, in full or in part, upon the terms and conditions set forth in the Securities Purchase Agreement.

     Payments of principal and interest due hereunder shall be made by Borrower in lawful money of the United States of America and immediately available funds to Lender at its address set forth in the first paragraph of this Note, or at such other place as Lender may designate to the Borrower in writing, in accordance with the Securities Purchase Agreement. All payments hereunder, unless otherwise determined by Lender, shall be applied first to interest, fees and expenses then due and the balance, if any, to principal.

     In no event shall the undersigned be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law. If, for any circumstances whatsoever, fulfillment of any provisions hereof or of the Securities Purchase Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between Borrower and Lender.

     Borrower agrees to pay all costs and expenses (including reasonable attorneys' fees) incurred by Lender in the collection of this Note and the enforcement of any agreement or instrument securing this Note.

     Any and all sums at any time due from Lender to Borrower shall at all times constitute security for this Note and any other obligations of Borrower to Lender and may be applied or set off by Lender against such obligations whether or not other collateral is available to Lender.

     Borrower, for itself and its legal representatives, successors and assigns, hereby expressly waives presentment, dishonor, protest and demand, diligence, notice of protest of demand and of dishonor, and any other notice otherwise required to be given under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended or subordinated (by forbearance or otherwise) as set forth in the Securities Purchase Agreement.

     No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No consent or waiver by Lender with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Note shall be valid and binding unless in writing and signed by Borrower and Lender.

     Transfer of this Note is registrable on the Note register of Borrower upon presentation at the principal office of Borrower accompanies by a written instrument of transfer in form reasonably satisfactory to Borrower duly executed by, or on behalf of, the holder hereof; provided any such transferee is also a Permitted Holder. This Note may also be exchanged at such office for one or more Notes in any authorized denominations, as requested by the holder, of a like aggregate unpaid principal amount. Any transfer of this Note shall be subject to the terms of the Securities Purchase Agreement and any such transferee's agreement to be bound to the terms of the Securities Purchase Agreement, the Related Agreements and the Intercreditor Agreements, and by acceptance of this Note the holder agrees to be bound by the terms of the Securities Purchase Agreement, the Related Agreements and the Intercreditor Agreements.

     Prior to due presentment for registration of transfer, Borrower and any agent of Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment of principal and interest as herein provided and for all other purposes.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     This Note is subject to certain subordination provisions as set forth in the Intercreditor Agreements.

     BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION PERTAINING TO THE ENFORCEMENT OF THIS NOTE OR ANY AGREEMENT OR INSTRUMENT SECURING THIS NOTE.

     This Note is executed as of the date first set forth above as a sealed instrument, shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

                                    LBI HOLDINGS I, INC.

Witness:

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________